Exhibit 99.2

NOTICE OF FULL REDEMPTION

To The Holders of

JPMorgan Chase & Co.

Subordinated Notes, Series B

CUSIP1: 46627BAM3

NOTICE IS HEREBY GIVEN that JPMorgan Chase & Co. (the “Company”) will redeem on August 1, 2015 (the “Redemption Date”) all of the outstanding subordinated notes of the above series (the “Notes”). The Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon (if any) to and including the Redemption Date (the “Redemption Amount”). The aggregate Redemption Amount for all of the Notes will be $25,375,000.

Payment of the Redemption Amount will be made only upon presentation and surrender of the Notes to The Bank of New York Mellon, as Paying Agent, for cancellation. Notes are to be presented at:

By Mail, Hand or Courier

The Bank of New York Mellon

101 Barclay Street – 7W

New York, New York 10286

Notes held in book-entry form shall be surrendered in accordance with applicable procedures of The Depository Trust Company.

On the Redemption Date, the Notes will become due and payable at the Redemption Amount. Unless the Company defaults in making the redemption payment, interest on the Notes shall cease to accrue on and after the Redemption Date and the only remaining right of the holders of the Notes shall be to receive payment of the Redemption Amount upon surrender of the Notes as specified herein.

JPMorgan Chase & Co.

Dated: June 15, 2015

1 The CUSIP number has been assigned to this issue by the CUSIP Service Bureau of Standard and Poor’s Corporation and is included solely for the convenience of the holders of the Notes. No representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained herein and the holder may rely only on the identification numbers printed on its Note.

UNDER THE INTERNAL REVENUE SERVICE BACKUP WITHHOLDING PROVISIONS, THE PAYING AGENT WILL BE REQUIRED TO WITHHOLD TWENTY-EIGHT PERCENT (28%) OF ANY GROSS PAYMENT TO A HOLDER WHO FAILS TO PROVIDE A CERTIFIED TAXPAYER IDENTIFICATION NUMBER (EMPLOYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER). PLEASE COMPLETE A FORM W–9 AND SEND IT TO THE PAYING AGENT IN CONNECTION WITH THE REDEMPTION. IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING UNDER SECTION 3406, PLEASE PROVIDE YOUR TAX IDENTIFICATION NUMBER TO THE PAYING AGENT.